Exhibit 10.19


                        AGREEMENT FOR CONSULTING SERVICES


      This Agreement is made this 1st day of August, 1997, by and between The Coastal Corporation, (hereinafter the "Company"), a Delaware corporation, and Oscar S. Wyatt, Jr. (hereinafter the "Consultant").

      WHEREAS, the Consultant was the Chairman of the Board of the Company until his retirement, and is very knowledgeable about the business activities of the Company, with particular emphasis on refining and the international marketing and trading of crude oil and petroleum products; and,

      WHEREAS, the Company wishes to retain the services of the Consultant from time to time; and,

      WHEREAS, the Consultant is well qualified and willing to commit fifty percent (50%) of his time to perform such services;

      NOW THEREFORE, the Company and the Consultant agree as follows:

      1. TERM. This Agreement shall be effective for the period of September 1, 1997, through August 31, 2002, and may be extended by the parties until such time as agreed upon, unless terminated under the provisions set forth in Paragraph 8 below.

      2. SCOPE OF SERVICES. Consultant agrees to provide the Company with mutually agreeable services regarding the various activities of the Company. These services may include assistance in the acquisition of crude oil for the Company's refining, marketing and supply operations; assistance in establishing and/or maintaining relationships with senior government and industry leaders; assistance to the Company's Chief Executive Officer regarding matters to be presented to the Company's, or any of its subsidiaries', board of directors; or any other services requested by the Chief Executive Officer. The Company shall inform and direct the Consultant as to the desired activities, services and/or projects, but it shall be Consultant's responsibility to see that such activities are performed in a proper manner and that periodic progress reports, written and oral, are provided upon request, enabling the Company to monitor the quality and the progress of the activity. It is further understood and agreed that the Company may assign the Consultant to render services and assistance to other corporate subsidiaries of The Coastal Corporation. Finally, it is understood that the Consultant will dedicate at least 50% of his time to the performance of these services.

      3. NATURE OF RELATIONSHIP. The relationship between the Company and the Consultant, at all times during the term of this Agreement, shall be that of independent contractor. The Consultant will be responsible for the payment of all taxes associated with the payment of fees and expenses by the Company for the consulting services to be performed under this Agreement, including, but not limited to, federal and state withholding, social security, worker's compensation, unemployment and any other taxes associated with employment or with the payment of fees for consulting services performed under this Agreement.

      The Consultant fully understands and agrees that his status as a consultant will not invest him with any participation or interest in any benefit plans or programs maintained by the Company or its parent, subsidiaries or affiliates, including its Thrift Plan, Employee Stock Ownership Plan, Medical Plan, Life Insurance Plan, Pension Plan or any other benefit plan or program that may be in effect at any time during the period covered by this Agreement or thereafter, except that Consultant shall retain his right to any vested benefits that he now has in any plan offered by The Coastal Corporation as a result of his prior service with the Company. The Consultant further understands that he shall be solely responsible for obtaining and maintaining any insurance applicable to his performance of consulting services hereunder.

      4. INDEMNIFICATION. Notwithstanding the provisions of paragraph 3 of this agreement, the Company agrees to indemnify the Consultant against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of the Company or an affiliate of the Company) arising out of the performance of services under this agreement. However, the Company's obligation to indemnify the Consultant will only apply in those matters where the Consultant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      5. COMPENSATION. The Company agrees to pay and the Consultant agrees to accept as a fee for his services, the sum of thirty-five thousand five hundred dollars ($35,500) per month for each month in which Consultant performs the services contemplated by this Agreement, payable on the first day of each month, beginning with September 1,1997, and ending on August 31, 2002, unless otherwise extended. The Company further agrees that it will reimburse the Consultant, in accordance with the Company's established policies and practices, for all reasonable travel, food, lodging and other reasonable expenses incurred in connection with activities necessary in the performance of the services contemplated by this Agreement.

      6. INVOICES AND PAYMENT. The Consultant will submit invoices to the Company on a monthly basis reflecting the services furnished and reimbursable expenses incurred in accordance with this Agreement. The invoices will set forth, in such detail as the Company may request, the time spent, the work performed, and the source and reasons for the expenses incurred. The Company will make prompt payment to the Consultant upon the receipt of such invoices.

      7. CONFIDENTIAL INFORMATION. The Consultant expressly acknowledges that the business of the Company and the Consultant's duties with respect thereto are such that the Consultant, during the course of both his prior employment with the Company and this Agreement, has obtained and will be given access to certain information, documents and records of a confidential or proprietary nature, including trade secrets, with respect to the Company and/or its business, prospects, customers, competitors, suppliers and so forth. The Consultant further understands and acknowledges that such information was disclosed in the past and will be disclosed to Consultant in strict trust and confidence and with the understanding that Consultant will use such information only for the benefit of the Company. In addition, Consultant understands and acknowledges that the unauthorized use or disclosure of any such information (including, but not limited to, the Company's customer lists, customer account information and methods or techniques of planning and marketing), could seriously damage and interfere with the Company's business and business prospects. Accordingly, the Consultant hereby expressly covenants and agrees with the Company that Consultant will not directly or indirectly use in any unauthorized manner or disclose to any third parties any information, written or oral, of a confidential or proprietary nature pertaining to the Company and obtained during the course of either his prior employment with the Company or this Agreement. For purposes of this paragraph, it shall be presumed that any information about the Company, or the Company's business, or which is part of the Company's business records, is of a confidential or proprietary nature and within the intended coverage of this Agreement, unless such information is readily accessible to the general public. The provisions of this paragraph and the covenants of the Consultant contained herein shall survive any termination of this Agreement.

      8. COVENANT NOT TO COMPETE. The Consultant covenants that while this Agreement remains in effect he shall not undertake any other employment or independent consulting activity that would place him in competition, either directly or indirectly, with the business or business opportunities of the Company or its parent, subsidiaries or affiliates in the cities, counties, states, or geographic regions where the Consultant has acted as an agent of the Company, either as an employee or under the terms of this Agreement. The parties stipulate and agree that the limitations herein are reasonable and are necessary to protect the Company's trade secrets and goodwill, and that this paragraph shall not be deemed to constitute an unlawful restraint of trade or attempted restraint for purposes of any applicable laws. However, the Company agrees that the Consultant is free to pursue any business opportunity that he has first brought to the Company and which the Company has either explicitly declined to pursue, or to which the Company has provided no response within ten (10) working days of the Consultant's written offer to the Company.

      9. TERMINATION. The parties agree that this Agreement will terminate upon the expiration of the period of time set forth in paragraph 1, above. The parties further agree that this Agreement may be terminated prior to the expiration of said time period upon the occurrence of any of the following events:

      (a) if the Consultant ceases or refuses to perform consulting services for the Company after a request for such services;

      (b) upon the death of the Consultant or such disability as shall render him continuously unable to perform his duties for a period of time exceeding 90 days;

      (c) upon a material breach of the terms of this Agreement by the Consultant or upon such other misconduct as the Company may determine to be prejudicial to the business of the Company.

      10. OBLIGATIONS UPON TERMINATION. In the event that the Company elects to terminate this Agreement prior to its expiration pursuant to the provisions of Paragraph 8, above, or upon the termination of this Agreement by the expiration of its term as set forth in paragraph 1, above, the Consultant will surrender all Company property in his possession, custody or control, and the Consultant will be obligated to provide no further services to the Company.
Termination will become effective upon notice to the Consultant.

      11. ASSIGNMENT. The Consultant shall not assign this Agreement or any part hereof without the written consent of the Company.

      12. HOLD HARMLESS. The Consultant agrees that no liability arising from this Agreement shall attain in favor of the Consultant as against any officer, director, member, agent, or employee of the Company or of any parent, subsidiary or affiliate of the Company, but that Consultant instead will look solely to the assets of the Company for satisfaction of any debts or obligations arising out of this Agreement. The Consultant further agrees to hold the Company harmless and to accept full responsibility for the payment of any additional income or employment taxes, interest, penalties or similar obligations incurred by virtue of the payment of any fees or expenses for services rendered under this Agreement.

      13. SOLE AGREEMENT. This Agreement shall supersede any and all prior agreements, understandings and negotiations between the parties regarding the subject matter hereof. No representations or statements made by any representative of the Company or by the Consultant, which are not stated herein, shall be binding. The provisions of this Agreement constitute the entire Agreement between the parties. No modification or amendment hereof shall be binding, unless in writing and signed by a duly authorized representative of each party. Failure of either party to enforce any right granted under this Agreement shall not constitute a waiver of such rights in the future.

      14. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

      15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of State of Texas.

      WHEREFORE, THE PARTIES have set their hands hereto, as indicated by the signatures below.


                                   CONSULTANT


                                   /S/ OSCAR S. WYATT, JR.
                                   -------------------------------
                                   Oscar S. Wyatt, Jr.

                                   THE COASTAL CORPORATION



                                   By:  /S/ DAVID A. ARLEDGE
                                        ---------------------------
                                        David A. Arledge
                                        Chairman of the Board & CEO